December 28, 2007

Securities and Exchange
Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made
by Eaton Vance Money Market
Fund (copy attached), which we
understand will be filed with the
Securities and Exchange
Commission, pursuant to Item
77K of Form N-SAR, as part of
the Form N-SAR of Eaton Vance
Money Market Fund dated
December 28, 2007.  We agree
with the statements concerning our
Firm in such Form N-SAR.

Very truly yours,



PricewaterhouseCoopers LLP

















Eaton Vance Management


The Eaton Vance Building
255 State Street, Boston, MA 02109
(617) 482-8260



December 14, 2007

PricewaterhouseCoopers LLP
125 High Street
Boston, Massachusetts 02110

Dear Sirs:

In accordance with the requirements
of item 304 of Regulation S-K,
please provide us with a letter(s)
from your firm addressed to the
Securities and Exchange
Commission stating your agreement
with the statements made in the
enclosed attachments with respect
to certain Eaton Vance Funds and
Portfolios as referred to therein.

A copy of your letter will be filed
with the Securities and Exchange
Commission, along with the
applicable statement as attached, as
an exhibit to the respective Fund's
or Portfolio's next Form N-SAR for
the period ended October 31, 2007
(in accordance with Item 77K of
Form N-SAR).

Sincerely,



Barbara E. Campbell
Vice President, Eaton Vance
Management












Applicable to Eaton Vance Cash
Management Fund, Eaton Vance
Money Market Fund and Cash
Management Portfolio:

OTTHER MATTERS

Change in Independent Registered
Public Accounting Firm

On August 6, 2007,
PricewaterhouseCoopers LLP
resigned in the ordinary course as
the independent registered public
accounting firm for the Funds and
Portfolio.

The reports of
PricewaterhouseCoopers LLP on the
Funds' and Portfolio's financial
statements for each of the last two
fiscal years contained no adverse
opinion or disclaimer of opinion and
were not qualified or modified as to
uncertainty, audit scope or
accounting principle.  There have
been no disagreements with
PricewaterhouseCoopers LLP
during the Funds' and Portfolio's
two most recent fiscal years and any
subsequent interim period on any
matter of accounting principles or
practices, financial statement
disclosure or auditing scope or
procedure, which disagreements if
not resolved to the satisfaction of
PricewaterhouseCoopers LLP,
would have caused them to make
reference thereto in their reports on
the Funds' and Portfolio's financial
statements for such years, and there
were no reportable events of the
kind described in Item 304 (a)(1)(v)
of Regulation S-K under the
Securities Exchange Act of 1934, as
amended.

At a meeting held on August 6,
2007, based on Audit Committee
recommendations and approvals,
the full Board of Trustees of the
Funds and Portfolio approved
Deloitte & Touche LLP as the
Funds' and Portfolio's independent
registered public accounting firm
for the period ending October 31,
2007.  To the best of the Funds' and
Portfolio's knowledge, for the fiscal
years ended December 31, 2006 and
December 31, 2005, and through
August 6, 2007, the Funds and
Portfolio did not consult with
Deloitte & Touche LLP on items
which concerned the application of
accounting principles to a specified
transaction, either completed or
proposed, or the type of audit
opinion that might be rendered on
the Funds' and Portfolio's financial
statements or concerned the subject
of a disagreement (as defined in
paragraph (a)(1)(iv) of Item 304 of
Regulation S-K) or reportable
events (as described in paragraph
(a)(1)(v) of Item 304 of Regulation
S-K).